Exhibit 99

Accenture Reports Fourth-Quarter and Full-Year Fiscal 2024 Results

•New bookings of $20.1 billion for the quarter and a record $81.2 billion for the full year, a 13% increase in U.S. dollars and 14% increase in local currency for the full year
•Generative AI new bookings of $1 billion for the quarter and $3 billion for the full year
•Fourth quarter revenues of $16.4 billion, an increase of 3% in U.S. dollars and 5% in local currency; GAAP operating margin of 14.3%, an increase of 230 basis points; adjusted operating margin of 15.0%, a 10 basis point increase1
•Full year revenues of $64.9 billion, an increase of 1% in U.S. dollars and 2% in local currency; GAAP operating margin of 14.8%, an increase of 110 basis points; adjusted operating margin of 15.5%, a 10 basis point increase
•Fourth quarter GAAP EPS of $2.66, an increase of 24%; adjusted EPS of $2.79, a 3% increase. Full year GAAP EPS of $11.44, an increase of 6%; adjusted EPS of $11.95, a 2% increase
•Free cash flow of $3.2 billion for the quarter and $8.6 billion for the full year
•15% increase in quarterly dividend to $1.48 per share; Board of Directors approves $4 billion of additional share repurchase authority
•For fiscal year 2025, Accenture expects revenue growth of 3% to 6% in local currency and GAAP EPS of $12.55 to $12.91, an increase of 5% to 8% from adjusted EPS for fiscal 2024

NEW YORK; September 26, 2024 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended August 31, 2024.

Julie Sweet, chair and CEO, Accenture, said, “Our performance in fiscal year 2024 demonstrates the resilience and agility of our business model, the power of our scale and reinvention in action. We delivered full-fiscal year new bookings of $81 billion, including a record 125 quarterly client bookings of more than $100 million, and now have 310 Diamond clients, our largest relationships. We continue to accelerate our leadership in Generative AI, which we believe is the most transformative technology of the next decade, delivering $3 billion in new bookings for the year. Our successful strategy to lead reinvention for clients and continued investments in our business have positioned Accenture for strong growth in fiscal 2025. I want to thank our 774,000 people around the world who work every day to deeply understand the needs of our clients, allowing us to achieve profitable growth and create even more 360° value for all our stakeholders.”

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in fiscal 2024 and fiscal 2023, and a gain related to our investment in Duck Creek Technologies recorded in fiscal 2023, as further described in this release.

For the fourth quarter, revenues were $16.4 billion, an increase of 3% in U.S. dollars and 5% in local currency compared with the fourth quarter of fiscal 2023. GAAP operating income was $2.35 billion, compared to $1.91 billion for the fourth quarter of fiscal 2023, and operating margin was 14.3%, compared to 12.0% for the fourth quarter last year. Adjusted operating income was $2.46 billion compared to $2.38 billion for the fourth quarter of fiscal 2023 and adjusted operating margin was 15.0%, compared to 14.9% for the fourth quarter last year. GAAP diluted earnings per share were $2.66, an increase of 24% over $2.15 for the fourth quarter of fiscal 2023. Adjusted EPS were $2.79, an increase of 3% over $2.71 for the fourth quarter of fiscal 2023. Operating cash flow was $3.39 billion and free cash flow was $3.18 billion. New bookings were $20.1 billion.

For the full fiscal year, revenues were $64.9 billion, an increase of 1% in U.S. dollars and 2% in local currency compared with fiscal 2023. GAAP operating income was $9.60 billion, compared to $8.81 billion in fiscal 2023, and operating margin was 14.8%, compared to 13.7% in fiscal 2023. Adjusted operating income was $10.03 billion compared to $9.87 billion in fiscal 2023 and adjusted operating margin was 15.5%, compared to 15.4% in fiscal 2023. GAAP diluted earnings per share were $11.44, an increase of 6% over $10.77 in fiscal 2023. Adjusted EPS were $11.95, an increase of 2% over $11.67 in fiscal 2023. Operating cash flow was $9.13 billion and free cash flow was $8.61 billion. New bookings were $81.2 billion.

Financial Review
Fourth Quarter Fiscal 2024

Revenues for the fourth quarter of fiscal 2024 were $16.41 billion, compared with $15.99 billion for the fourth quarter of fiscal 2023, an increase of 3% in U.S. dollars and 5% in local currency, and were above the midpoint of the company’s guided range of $16.05 billion to $16.65 billion, or 2% to 6% growth in local currency. The foreign-exchange impact for the quarter was approximately negative 2%, consistent with the assumption provided in the company’s third-quarter earnings release.

•Consulting revenues were $8.26 billion, an increase of 1% in U.S. dollars and 3% in local currency compared with the fourth quarter of fiscal 2023.

•Managed Services revenues were $8.15 billion, an increase of 5% in U.S. dollars and 7% in local currency compared with the fourth quarter of fiscal 2023.

GAAP diluted EPS for the quarter were $2.66, a 24% increase over $2.15 for the fourth quarter of fiscal 2023. Excluding a $0.13 and $0.56 decrease for business optimization costs in the fourth quarter of fiscal 2024 and 2023, respectively, adjusted EPS were $2.79, a 3% increase over $2.71 last year. The $0.08 increase in EPS on an adjusted basis reflects:
•a $0.09 increase from higher revenue and operating results;

•a $0.05 increase from a lower effective tax rate; and

•a $0.02 increase from lower share count;

partially offset by

•a $0.08 decrease from lower non-operating income.

Gross margin (gross profit as a percentage of revenues) for the fourth quarter was 32.5%, compared with 32.4% for the fourth quarter of fiscal 2023. Selling, general and administrative (SG&A) expenses for the fourth quarter were $2.88 billion, or 17.5% of revenues, compared with $2.80 billion, or 17.5% of revenues, for the fourth quarter of fiscal 2023.

GAAP operating income for the quarter increased 23%, to $2.35 billion, or 14.3% of revenues, compared with $1.91 billion, or 12.0% of revenues, for the fourth quarter of fiscal 2023. Adjusted operating income for the quarter was $2.46 billion, or 15.0% of revenues, compared with $2.38 billion, or 14.9% of revenues for the fourth quarter of fiscal 2023.

The company's GAAP effective tax rate for the quarter was 26.3%, compared with 28.1% for the fourth quarter of fiscal 2023. The adjusted effective tax rate for the fourth quarter of fiscal 2024 was 26.2%, compared with 27.4% for the fourth quarter of fiscal 2023.

GAAP net income for the quarter was $1.72 billion, compared with $1.41 billion for the fourth quarter of fiscal 2023. Adjusted net income for the quarter was $1.80 billion, compared with $1.76 billion for the fourth quarter of fiscal 2023.

Operating cash flow for the quarter was $3.39 billion, and property and equipment additions were $214 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $3.18 billion. For the same period last year, operating cash flow was $3.41 billion, property and equipment additions were $180 million, and free cash flow was $3.23 billion.

Days services outstanding, or DSOs, were 46 days at August 31, 2024, compared with 42 days at August 31, 2023.

Accenture’s total cash balance at August 31, 2024 was $5.0 billion, compared with $9.0 billion at August 31, 2023.

New Bookings

New bookings for the fourth quarter of fiscal 2024 were $20.1 billion, an increase of 21% in U.S. dollars and 24% in local currency over the fourth quarter of fiscal 2023.

•Consulting new bookings were $8.6 billion, or 43% of total new bookings.

•Managed Services new bookings were $11.6 billion, or 57% of total new bookings.

Revenues by Geographic Market2

Revenues by geographic market were as follows:

•North America: $7.97 billion, an increase of 5% in U.S. dollars and 6% in local currency compared with the fourth quarter of fiscal 2023.

•EMEA: $5.64 billion, an increase of 2% in both U.S. dollars and local currency compared with the fourth quarter of fiscal 2023.

2During the first quarter of fiscal 2024, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market became our EMEA (Europe, Middle East and Africa) geographic market.

•Growth Markets: $2.80 billion, a decrease of 3% in U.S. dollars and an increase of 9% in local currency compared with the fourth quarter of fiscal 2023.

Revenues by Industry Group

Revenues by industry group were as follows:

•Communications, Media & Technology: $2.75 billion, an increase of 2% in U.S. dollars and 5% in local currency compared with the fourth quarter of fiscal 2023.

•Financial Services: $2.87 billion, a decrease of 5% in U.S. dollars and 2% in local currency compared with the fourth quarter of fiscal 2023.

•Health & Public Service: $3.61 billion, an increase of 10% in U.S. dollars and 11% in local currency compared with the fourth quarter of fiscal 2023.

•Products: $4.95 billion, an increase of 4% in U.S. dollars and 6% in local currency compared with the fourth quarter of fiscal 2023.

•Resources: $2.22 billion, flat in U.S. dollars and an increase of 3% in local currency compared with the fourth quarter of fiscal 2023.

Full Year Fiscal 2024

Revenues for fiscal 2024 were $64.90 billion, compared with $64.11 billion for fiscal 2023, an increase of 1% in U.S. dollars and 2% in local currency. Revenues for fiscal 2024 reflect a foreign-exchange impact of approximately negative 1% compared with fiscal 2023.

•Consulting revenues were $33.20 billion, a decrease of 1% in both U.S. dollars and local currency compared with fiscal 2023.

•Managed Services revenues were $31.70 billion, an increase of 4% in U.S. dollars and 5% in local currency compared with fiscal 2023.

GAAP diluted EPS for fiscal 2024 were $11.44, a 6% increase over $10.77 for fiscal 2023. Excluding a $0.51 and $1.28 decrease for business optimization costs in fiscal 2024 and 2023, respectively, and a $0.38 increase for a gain on an investment in fiscal 2023, adjusted EPS were $11.95, a 2% increase over $11.67 in fiscal 2023. The $0.28 increase in EPS on an adjusted basis reflects:
•a $0.19 increase from higher revenue and operating results;

•a $0.05 increase from lower share count;

•a $0.05 increase from a lower effective tax rate; and

•a $0.02 increase from higher non-operating income;

partially offset by

•a $0.03 decrease from higher noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for fiscal 2024 was 32.6%, compared with 32.3% for fiscal 2023. Selling, general and administrative (SG&A) expenses for the full fiscal year were $11.13 billion or 17.1% of revenues, compared with $10.86 billion, or 16.9% of revenues, for fiscal 2023.

GAAP operating income for fiscal 2024 increased 9%, to $9.60 billion, or 14.8% of revenues, compared with $8.81 billion, or 13.7% of revenues, in fiscal 2023. Adjusted operating income for the full fiscal year was $10.03 billion, or 15.5% of revenues, compared with $9.87 billion, or 15.4% of revenues for fiscal 2023.

The company's GAAP annual effective tax rate for fiscal 2024 was 23.5%, compared with 23.4% in fiscal 2023. The adjusted effective tax rate for fiscal 2024 was 23.6%, compared with 23.9% for fiscal 2023.

GAAP net income for the full fiscal year was $7.42 billion, compared with $7.00 billion in fiscal 2023. Adjusted net income for fiscal 2024 was $7.75 billion, compared with $7.58 billion for fiscal 2023.

For fiscal 2024, operating cash flow was $9.13 billion, and property and equipment additions were $517 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $8.61 billion. For fiscal 2023, operating cash flow was $9.52 billion, property and equipment additions were $528 million, and free cash flow was $9.00 billion.

New Bookings

New bookings for fiscal 2024 were $81.2 billion, an increase of 13% in U.S. dollars and 14% in local currency over fiscal 2023.

•Consulting new bookings were $37.0 billion, or 46% of total new bookings.

•Managed Services new bookings were $44.2 billion, or 54% of total new bookings.

Revenues by Geographic Market3

Revenues by geographic market for fiscal 2024 were as follows:

•North America: $30.74 billion, an increase of 1% in U.S. dollars and 2% in local currency compared with fiscal 2023.

•EMEA: $22.82 billion, an increase of 2% in U.S. dollars and flat in local currency compared with fiscal 2023.

•Growth Markets: $11.34 billion, a decrease of 2% in U.S. dollars and an increase of 7% in local currency compared with fiscal 2023.

3During the first quarter of fiscal 2024, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market became our EMEA (Europe, Middle East and Africa) geographic market.

Revenues by Industry Group

Revenues by industry group for fiscal 2024 were as follows:

•Communications, Media & Technology: $10.84 billion, a decrease of 5% in U.S. dollars and 4% in local currency compared with fiscal 2023.
•Financial Services: $11.61 billion, a decrease of 4% in U.S. dollars and 3% in local currency compared with fiscal 2023.
•Health & Public Service: $13.84 billion, an increase of 10% in both U.S. dollars and local currency compared with fiscal 2023.
•Products: $19.55 billion, an increase of 2% in both U.S. dollars and local currency compared with fiscal 2023.
•Resources: $9.05 billion, an increase of 2% in U.S. dollars and 4% in local currency compared with fiscal 2023.
Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases. In fiscal 2024, the company returned $7.8 billion to shareholders, including $4.5 billion in share repurchases and $3.2 billion in cash dividends.

Dividend

On August 15, 2024, a quarterly cash dividend of $1.29 per share was paid to shareholders of record at the close of business on July 11, 2024. These cash dividend payments totaled
$808 million, bringing dividend payments for the full year to $3.24 billion, compared with $2.83 billion in fiscal 2023.

Accenture plc has declared a quarterly cash dividend of $1.48 per share for shareholders of record at the close of business on October 10, 2024. This dividend, which is payable on November 15, 2024, represents a 15% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

During the fourth quarter of fiscal 2024, Accenture repurchased or redeemed 2.1 million shares, including 2.0 million shares repurchased in the open market, for a total of $628 million. This brought total share repurchases and redemptions for the full fiscal year to 14.0 million shares, including 11.8 million shares repurchased in the open market, for a total of $4.5 billion.

The company’s Board of Directors has approved $4.0 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to approximately $6.7 billion.

At August 31, 2024, Accenture had approximately 626 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2025

Accenture expects revenues for the first quarter of fiscal 2025 to be in the range of $16.85 billion to $17.45 billion, or an increase of 2% to 6% in local currency, reflecting the company’s assumption of an approximately positive 1.5% foreign-exchange impact compared with the first quarter of fiscal 2024.

Fiscal Year 2025

Accenture’s business outlook for the full 2025 fiscal year assumes that the foreign-exchange impact on its results in U.S. dollars will be approximately positive 1.5% compared with fiscal 2024. For fiscal 2025, the company expects revenue growth to be in the range of 3% to 6% in local currency.

Accenture expects GAAP operating margin for fiscal 2025 to be in the range of 15.6% to
15.8%, an expansion of 80 to 100 basis points from fiscal 2024 GAAP operating margin, and an expansion of 10 to 30 basis points from fiscal 2024 adjusted operating margin, which excludes $438 million for business optimization costs.

The company expects its GAAP annual effective tax rate to be in the range of 22.5% to 24.5%.

The company expects GAAP diluted EPS to be in the range of $12.55 to $12.91, an increase of 10% to 13% over fiscal 2024 GAAP diluted EPS of $11.44, and an increase of 5% to 8% over fiscal 2024 adjusted EPS of $11.95, which excludes $0.51 for business optimization costs.

For fiscal 2025, the company expects operating cash flow to be in the range of $9.4 billion to $10.1 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $8.8 billion to $9.5 billion.

The company expects to return at least $8.3 billion in cash to shareholders through dividends and share repurchases.

360° Value Reporting

Accenture’s goal is to create 360° value for our clients, people, shareholders, partners, and communities. Our reporting captures how we deliver unique value across six vital dimensions and offers a comprehensive view of our financial and environmental, social and governance (ESG) measures, and our goals, progress and performance for each. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at accenture.com/us-en/about/company/integrated-reporting.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth-quarter and full-year fiscal 2024 financial results. To participate in the teleconference, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the U.S., Puerto Rico and Canada] and enter access code 5504138 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com.

A replay of the conference call will be available at accenture.com and at +1 (866) 207-1041 [ +1 (402) 970-0847 outside the U.S., Puerto Rico and Canada] with access code 9225580 from 11:00 a.m. EDT today, through Wednesday, December 18, 2024.

About Accenture

Accenture is a leading global professional services company that helps the world’s leading organizations build their digital core, optimize their operations, accelerate revenue growth and enhance services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 774,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI could harm the company’s business, damage its reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture’s debt obligations could adversely affect its business and financial condition; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Rachel Frey
Accenture Media Relations
+1 917 452 4421
rachel.frey@accenture.com
Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2024	% of Revenues	August 31, 2023	% of Revenues	August 31, 2024	% of Revenues	August 31, 2023	% of Revenues
REVENUES:
Revenues	$16,405,819	100.0%	$15,985,200	100.0%	$64,896,464	100.0%	$64,111,745	100.0%
OPERATING EXPENSES:
Cost of services	11,068,363	67.5%	10,803,571	67.6%	43,734,147	67.4%	43,380,138	67.7%
Sales and marketing	1,755,272	10.7%	1,730,422	10.8%	6,846,714	10.6%	6,582,629	10.3%
General and administrative costs	1,122,569	6.8%	1,066,404	6.7%	4,281,316	6.6%	4,275,943	6.7%
Business optimization costs	105,947	0.6%	471,883	3.0%	438,440	0.7%	1,063,146	1.7%
Total operating expenses	14,052,151		14,072,280		55,300,617		55,301,856
OPERATING INCOME	2,353,668	14.3%	1,912,920	12.0%	9,595,847	14.8%	8,809,889	13.7%
Interest income	51,317		103,627		272,256		280,409
Interest expense	(22,835)		(17,403)		(58,969)		(47,525)
Other (expense) income, net	(49,589)		(40,017)		(109,811)		96,559
INCOME BEFORE INCOME TAXES	2,332,561	14.2%	1,959,127	12.3%	9,699,323	14.9%	9,139,332	14.3%
Income tax expense	613,895		550,915		2,280,126		2,135,802
NET INCOME	1,718,666	10.5%	1,408,212	8.8%	7,419,197	11.4%	7,003,530	10.9%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,606)		(1,414)		(7,198)		(7,204)
Net income attributable to noncontrolling interests – other (1)	(32,759)		(33,835)		(147,212)		(124,769)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,684,301	10.3%	$1,372,963	8.6%	$7,264,787	11.2%	$6,871,557	10.7%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,684,301		$1,372,963		$7,264,787		$6,871,557
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,606		1,414		7,198		7,204
Net income for diluted earnings per share calculation	$1,685,907		$1,374,377		$7,271,985		$6,878,761
WEIGHTED AVERAGE SHARES:
Basic	626,122,298		629,922,331		627,852,613		630,608,186
Diluted	633,883,494		639,249,070		635,940,044		638,591,616
EARNINGS PER SHARE:
Basic	$2.69		$2.18		$11.57		$10.90
Diluted	$2.66		$2.15		$11.44		$10.77
Cash dividends per share	$1.29		$1.12		$5.16		$4.48

(1)     Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)     Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2024	August 31, 2023
GEOGRAPHIC MARKETS
North America (1)	$7,966,691	$7,553,990	5%	6%
EMEA (2)	5,638,763	5,552,896	2	2
Growth Markets (1) (2)	2,800,365	2,878,314	(3)	9
Total Revenues	$16,405,819	$15,985,200	3%	5%
INDUSTRY GROUPS
Communications, Media & Technology	$2,750,513	$2,707,722	2%	5%
Financial Services	2,872,964	3,027,087	(5)	(2)
Health & Public Service	3,613,865	3,270,497	10	11
Products	4,948,907	4,751,133	4	6
Resources	2,219,570	2,228,761	—	3
Total Revenues	$16,405,819	$15,985,200	3%	5%
TYPE OF WORK
Consulting	$8,260,395	$8,196,848	1%	3%
Managed Services	8,145,424	7,788,352	5	7
Total Revenues	$16,405,819	$15,985,200	3%	5%

	Year Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2024	August 31, 2023
GEOGRAPHIC MARKETS
North America (1)	$30,740,611	$30,295,587	1%	2%
EMEA (2)	22,817,879	22,292,584	2	—
Growth Markets (1) (2)	11,337,974	11,523,574	(2)	7
Total Revenues	$64,896,464	$64,111,745	1%	2%
INDUSTRY GROUPS
Communications, Media & Technology	$10,837,174	$11,452,914	(5)%	(4)%
Financial Services	11,610,225	12,131,531	(4)	(3)
Health & Public Service	13,840,634	12,560,458	10	10
Products	19,554,154	19,103,892	2	2
Resources	9,054,277	8,862,950	2	4
Total Revenues	$64,896,464	$64,111,745	1%	2%
TYPE OF WORK
Consulting	$33,195,104	$33,613,008	(1)%	(1)%
Managed Services	31,701,360	30,498,737	4	5
Total Revenues	$64,896,464	$64,111,745	1%	2%

(1)In the first quarter of fiscal 2025, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become the Americas market and Growth Markets will become the Asia Pacific market.
(2)During the first quarter of fiscal 2024, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market became our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2024		August 31, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America (1)	$1,270,181	16%	$1,098,715	15%	$171,466
EMEA (2)	701,138	12	470,867	8	230,271
Growth Markets (1) (2)	382,349	14	343,338	12	39,011
Total Operating Income	$2,353,668	14.3%	$1,912,920	12.0%	$440,748

	Year Ended
	August 31, 2024		August 31, 2023
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America (1)	$4,952,337	16%	$4,473,701	15%	$478,636
EMEA (2)	2,803,610	12	2,483,483	11	320,127
Growth Markets (1) (2)	1,839,900	16	1,852,705	16	(12,805)
Total Operating Income	$9,595,847	14.8%	$8,809,889	13.7%	$785,958

(1)In the first quarter of fiscal 2025, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become the Americas market and Growth Markets will become the Asia Pacific market.
(2)During the first quarter of fiscal 2024, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market became our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income (GAAP) to Operating Income As Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2024				August 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America (2)	$1,270,181	$21,260	$1,291,441	16%	$1,098,715	$191,550	$1,290,265	17%
EMEA (3)	701,138	17,422	718,560	13	470,867	229,928	700,795	13
Growth Markets (2) (3)	382,349	67,265	449,614	16	343,338	50,405	393,743	14
Total Operating Income	$2,353,668	$105,947	$2,459,615	15.0%	$1,912,920	$471,883	$2,384,803	14.9%

	Year Ended
	August 31, 2024				August 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
North America (2)	$4,952,337	$68,201	$5,020,538	16%	$4,473,701	$464,879	$4,938,580	16%
EMEA (3)	2,803,610	248,724	3,052,334	13	2,483,483	438,093	2,921,576	13
Growth Markets (2) (3)	1,839,900	121,515	1,961,415	17	1,852,705	160,174	2,012,879	17
Total Operating Income	$9,595,847	$438,440	$10,034,287	15.5%	$8,809,889	$1,063,146	$9,873,035	15.4%

(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)In the first quarter of fiscal 2025, our Latin America market unit will move from Growth Markets to North America. With this change, North America will become the Americas market and Growth Markets will become the Asia Pacific market.
(3)During the first quarter of fiscal 2024, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market became our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2024			August 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$2,353,668	$105,947	$2,459,615	$1,912,920	$471,883	$2,384,803
Operating Margin	14.3%	0.7%	15.0%	12.0%	2.9%	14.9%

Income before income taxes	2,332,561	105,947	2,438,508	1,959,127	471,883	2,431,010
Income tax expense	613,895	25,644	639,539	550,915	115,514	666,429
Net Income	$1,718,666	$80,303	$1,798,969	$1,408,212	$356,369	$1,764,581
Effective tax rate	26.3%	24.2%	26.2%	28.1%	24.5%	27.4%
Diluted earnings per share (3)	$2.66	$0.13	$2.79	$2.15	$0.56	$2.71

	Year Ended
	August 31, 2024			August 31, 2023
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Investment Gain (2)	Adjusted (Non-GAAP)
Operating Income	$9,595,847	$438,440	$10,034,287	$8,809,889	$1,063,146	$—	$9,873,035
Operating Margin	14.8%	0.7%	15.5%	13.7%	1.7%	—%	15.4%

Income before income taxes	9,699,323	438,440	10,137,763	9,139,332	1,063,146	(252,920)	9,949,558
Income tax expense	2,280,126	111,350	2,391,476	2,135,802	247,365	(8,840)	2,374,327
Net Income	$7,419,197	$327,090	$7,746,287	$7,003,530	$815,781	$(244,080)	$7,575,231
Effective tax rate	23.5%	25.4%	23.6%	23.4%	23.3%	3.5%	23.9%
Diluted earnings per share (3)	$11.44	$0.51	$11.95	$10.77	$1.28	$(0.38)	$11.67

(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)Gain recognized related to our investment in Duck Creek Technologies.
(3)The impact of the business optimization costs and investment gain on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.04 and negative $0.18 for the three months ended August 31, 2024 and 2023, respectively, and negative $0.18 and negative $0.37 for the fiscal years ended August 31, 2024 and 2023, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2024	August 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,004,469	$9,045,032
Short-term investments	5,396	4,575
Receivables and contract assets	13,664,847	12,227,186
Other current assets	2,183,069	2,105,138
Total current assets	20,857,781	23,381,931
NON-CURRENT ASSETS:
Contract assets	120,260	106,994
Investments	334,664	197,443
Property and equipment, net	1,521,119	1,530,007
Lease assets	2,757,396	2,637,479
Goodwill	21,120,179	15,573,003
Other non-current assets	9,220,964	7,818,448
Total non-current assets	35,074,582	27,863,374
TOTAL ASSETS	$55,932,363	$51,245,305
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$946,229	$104,810
Accounts payable	2,743,807	2,491,173
Deferred revenues	5,174,923	4,907,152
Accrued payroll and related benefits	7,050,833	7,506,030
Lease liabilities	726,202	690,417
Other accrued liabilities	2,334,133	2,309,456
Total current liabilities	18,976,127	18,009,038
NON-CURRENT LIABILITIES:
Long-term debt	78,628	43,093
Lease liabilities	2,369,490	2,310,714
Other non-current liabilities	5,339,870	4,423,867
Total non-current liabilities	7,787,988	6,777,674
Total Accenture plc shareholders’ equity	28,288,646	25,692,839
Noncontrolling interest	879,602	765,754
Total Shareholders' Equity	29,168,248	26,458,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,932,363	$51,245,305

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,718,666	$1,408,212	$7,419,197	$7,003,530
Depreciation, amortization and other	596,405	641,281	2,168,038	2,281,085
Share-based compensation expense	402,788	383,017	1,941,590	1,913,051
Change in assets and liabilities/other, net	671,572	976,878	(2,397,798)	(1,673,398)
Net cash provided by (used in) operating activities	3,389,431	3,409,388	9,131,027	9,524,268
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(213,636)	(180,294)	(516,509)	(528,172)
Purchases of businesses and investments, net of cash acquired	(1,343,522)	(1,196,856)	(6,582,702)	(2,530,863)
Proceeds from the sale of businesses and investments, net of cash transferred	7,816	6,274	28,721	424,387
Other investing, net	2,168	3,786	8,672	12,178
Net cash provided by (used in) investing activities	(1,547,174)	(1,367,090)	(7,061,818)	(2,622,470)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	150,808	156,432	1,418,131	1,501,069
Purchases of shares	(628,430)	(1,004,553)	(4,524,646)	(4,330,403)
Proceeds from (repayments of) debt, net	(671,246)	100,000	827,787	100,000
Cash dividends paid	(807,869)	(706,063)	(3,241,479)	(2,827,394)
Other financing, net	(472,213)	(26,117)	(543,301)	(88,598)
Net cash provided by (used in) financing activities	(2,428,950)	(1,480,301)	(6,063,508)	(5,645,326)
Effect of exchange rate changes on cash and cash equivalents	53,945	(52,411)	(46,264)	(101,273)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(532,748)	509,586	(4,040,563)	1,155,199
CASH AND CASH EQUIVALENTS, beginning of period	5,537,217	8,535,446	9,045,032	7,889,833
CASH AND CASH EQUIVALENTS, end of period	$5,004,469	$9,045,032	$5,004,469	$9,045,032